                                                                    EXHIBIT 99.2

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                              MARCH 31,   SEPTEMBER 30,
                                                                2002          2001
                                                              ---------   -------------
                                                                   (IN THOUSANDS,
                                                                EXCEPT SHARE AMOUNTS)
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 13,643      $  8,319
  Accounts receivable (less allowance for doubtful
     receivables of $1,562 and $1,657 at March 31, 2002 and
     September 30, 2001, respectively)......................    87,262        92,172
  Inventories (note 2)......................................    94,947        85,765
  Deferred income taxes.....................................     6,036         4,801
  Prepaid expenses and other current assets.................    16,875        12,998
                                                              --------      --------
     Total current assets...................................   218,763       204,055
  Property, plant and equipment, net of accumulated
     depreciation of $81,764 and $78,890 at March 31, 2002
     and September 30, 2001, respectively...................    70,006        68,919
  Intangible assets, net....................................   253,146       252,581
  Deferred income taxes.....................................     9,397        10,382
  Other assets..............................................    14,468        13,111
                                                              --------      --------
     Total assets...........................................  $565,780      $549,048
                                                              ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $ 12,930      $ 17,336
  Current portion of long-term debt.........................    28,046        25,969
  Income taxes payable......................................     6,069         6,727
  Accrued payroll and employee benefits.....................    18,695        21,315
  Restructuring reserve (note 4)............................     2,688         2,775
  Deferred income taxes.....................................     5,584         5,200
  Accrued rebates...........................................     2,599         5,421
  Other current liabilities.................................     9,788         9,154
                                                              --------      --------
     Total current liabilities..............................    86,399        93,897
Long-term debt..............................................   323,935       321,536
Deferred income taxes.......................................    20,878        17,163
Other liabilities...........................................    12,881        16,806
Commitments and contingent liabilities:
Stockholders' equity:
  Preferred stock, $.01 par value; authorized 20,000,000
     shares, none outstanding...............................        --            --
  Common stock, $.01 par value; authorized 250,000,000
     shares, 37,935,133 and 37,891,458 issued and
     outstanding at March 31, 2002 and September 30, 2001,
     respectively...........................................       379           379
Additional paid-in capital..................................    75,277        74,661
Retained earnings...........................................    60,373        38,511
Accumulated other comprehensive (loss)......................   (14,342)      (13,905)
                                                              --------      --------
     Total stockholders' equity.............................   121,687        99,646
                                                              --------      --------
     Total liabilities and stockholders' equity.............  $565,780      $549,048
                                                              ========      ========

     See accompanying notes to unaudited consolidated financial statements.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                   SIX MONTHS ENDED
                                                                      MARCH 31,
                                                              --------------------------
                                                                 2002           2001
                                                              -----------    -----------
                                                              (IN THOUSANDS, EXCEPT PER
                                                                     SHARE DATA)
Net sales...................................................   $222,459       $211,301
Cost of sales...............................................     95,348         91,345
                                                               --------       --------
Gross profit................................................    127,111        119,956
Selling, general and administrative expenses................     72,278         66,970
Amortization of goodwill and other intangible assets........      5,029          4,285
                                                               --------       --------
     Total selling, general and administrative expenses.....     77,307         71,255
                                                               --------       --------
Operating income............................................     49,804         48,701
Other income (expense):
  Interest expense..........................................    (13,603)       (16,703)
  Amortization of deferred financing fees...................       (443)          (303)
  Other, net................................................         82            (27)
                                                               --------       --------
Income before income taxes and extraordinary item...........     35,840         31,668
Income taxes................................................     13,978         12,826
                                                               --------       --------
Income before extraordinary item............................     21,862         18,842
Extraordinary item, net of tax (note 7).....................         --           (498)
                                                               --------       --------
     Net income.............................................   $ 21,862       $ 18,344
                                                               ========       ========
Basic earnings per share (note 6):
  Basic earnings per share before extraordinary item........   $   0.58       $   0.54
  Extraordinary item........................................         --          (0.02)
                                                               --------       --------
  Basic earnings per share..................................   $   0.58       $   0.52
                                                               ========       ========
Diluted earnings per share (note 6):
  Diluted earnings per share before extraordinary item......   $   0.56       $   0.53
  Extraordinary item........................................         --          (0.02)
                                                               --------       --------
  Diluted earnings per share................................   $   0.56       $   0.51
                                                               ========       ========

     See accompanying notes to unaudited consolidated financial statements.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

    CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
                    FOR THE SIX MONTHS ENDED MARCH 31, 2002
                                  (UNAUDITED)

                                                                                   ACCUMULATED
                                      COMMON STOCK                                    OTHER
                                 ----------------------   ADDITIONAL              COMPREHENSIVE       TOTAL           TOTAL
                                 NUMBER OF                 PAID-IN     RETAINED      INCOME       STOCKHOLDERS'   COMPREHENSIVE
                                   SHARES     PAR VALUE    CAPITAL     EARNINGS      (LOSS)          EQUITY          INCOME
                                 ----------   ---------   ----------   --------   -------------   -------------   -------------
                                                            (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)
Balance at September 30,
  2001.........................  37,891,458     $379       $74,661     $38,511      $(13,905)       $ 99,646
Comprehensive income:
  Net income...................          --       --            --      21,862            --          21,862         $21,862
  Translation adjustment.......          --       --            --          --        (2,898)         (2,898)         (2,898)
  Unrealized gain on derivative
    instruments................          --       --            --          --         2,461           2,461           2,461
                                 ----------     ----       -------     -------      --------        --------         -------
    Total comprehensive
      income...................          --       --            --      21,862          (437)                        $21,425
                                                                                                                     =======
Issuance of common stock from
  options exercised, including
  tax benefit..................      43,675       --           616          --            --             616
                                 ----------     ----       -------     -------      --------        --------
Balance at March 31, 2002......  37,935,133     $379       $75,277     $60,373      $(14,342)       $121,687
                                 ==========     ====       =======     =======      ========        ========

     See accompanying notes to unaudited consolidated financial statements.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                              SIX MONTHS ENDED MARCH 31,
                                                              --------------------------
                                                                 2002           2001
                                                              -----------    -----------
                                                                    (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................   $  21,862      $  18,344
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation...........................................       5,234          5,744
     Amortization...........................................       5,029          4,285
     Gain on sales of property, plant and equipment.........        (380)           (50)
     Provision for losses on doubtful receivables...........         300            551
     Inventory provisions...................................         374          1,157
     Deferred income taxes..................................       3,849            482
     Tax benefit from issuance of stock under employee stock
      plan..................................................         135             --
CHANGES IN ASSETS AND LIABILITIES, NET OF EFFECTS OF
  BUSINESSES ACQUIRED:
  Decrease in accounts receivable...........................       5,576          2,575
  Increase in inventories...................................      (9,806)        (4,118)
  Increase in prepaid expenses and other current assets.....      (3,780)        (5,606)
  Increase/(decrease) in accounts payable...................      (4,793)         1,263
  Increase/(decrease) in income taxes payable...............        (658)         1,453
  Decrease in accrued payroll and employee benefits.........      (2,620)          (322)
  Decrease in restructuring reserve.........................         (87)          (520)
  Decrease in other current liabilities.....................      (2,720)        (1,746)
  Net change in other assets and liabilities................         361          1,071
                                                               ---------      ---------
     Net cash provided by operating activities..............      17,876         24,563
                                                               ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................      (7,054)        (5,206)
  Proceeds from sales of property, plant, and equipment.....         505             81
  Net payments for businesses acquired......................      (8,235)        (1,596)
                                                               ---------      ---------
     Net cash used in investing activities..................     (14,784)        (6,721)
                                                               ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from credit facility.............................     134,000        426,160
  Principal payments on credit facility.....................    (129,558)      (378,807)
  Proceeds from long-term debt..............................         749            250
  Payments on long-term debt................................        (542)           (93)
  Payment of deferred financing fees........................          --         (5,494)
  Payment of Apogent dividend...............................          --        (67,927)
  Capital contributions from Apogent........................          --          4,612
  Cash received from exercise of stock options..............         481            585
  Net change in advances and loans to Apogent...............          --           (404)
                                                               ---------      ---------
     Net cash provided by (used in) financing activities....       5,130        (21,118)
                                                               ---------      ---------
Effect of exchange rate changes on cash and cash
  equivalents...............................................      (2,898)           366
Net increase (decrease) in cash and cash equivalents........       5,324         (2,910)
Cash and cash equivalents at beginning of period............       8,319          5,783
                                                               ---------      ---------
Cash and cash equivalents at end of period..................   $  13,643      $   2,873
                                                               =========      =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest..................   $  13,788      $  13,292
                                                               =========      =========
  Cash paid during the period for income taxes..............   $  12,511      $   6,050
                                                               =========      =========

     See accompanying notes to unaudited consolidated financial statements.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
               (IN THOUSANDS, EXCEPT FOR SHARE OR PER SHARE DATA)

OVERVIEW AND BASIS OF PRESENTATION

     1. Sybron Dental Specialties, Inc. ("SDS" or the "Company") was incorporated in Delaware on July 17, 2000. The Company was created to effect the spin-off by Apogent Technologies Inc. ("Apogent") of its dental business. As a part of the spin-off, which occurred on December 11, 2000, Apogent transferred to SDS, along with certain other assets, all of the capital stock of Sybron Dental Management, Inc. ("SDM"), which owned, directly or indirectly, the stock or other equity interest in the subsidiaries that held substantially all of the assets and liabilities of Apogent's then dental business. Apogent then distributed to its shareholders, by means of pro rata distribution, all of the Company's outstanding common stock together with related preferred stock purchase rights (the "spin-off"). As a result, SDS became an independent, publicly traded company. The subsidiaries of SDS market their products under brand names such as Kerr(R), Belle(TM), Metrex(R), Ormco(R), "A" Company(R) Orthodontics, Pinnacle(R), Demetron(R), Hawe(R) and AOA(TM), which are well recognized in the dental, orthodontics and infection prevention industries. SDS has three business segments: a) Professional Dental, b) Orthodontics and c) Infection Prevention.

     The unaudited consolidated financial statements reflect the operations of SDS and its wholly owned subsidiaries and affiliates. The term "Apogent" as used herein refers to Apogent Technologies Inc. and its subsidiaries. The Company's fiscal year ends on September 30. All significant intercompany balances and transactions have been eliminated in consolidation. The fiscal periods ended March 31, 2002 and March 31, 2001 are hereinafter referred to as "2002" and "2001," respectively.

     In the opinion of management, all adjustments, which are necessary for a fair presentation of the results for the interim periods presented, have been included. Except as described in notes 4 and 7 below, all such adjustments were of a normal recurring nature. The results for the period ended March 31, 2002 are not necessarily indicative of the results to be expected for the full year. Because certain disclosures have been omitted from these statements, this information should only be read in conjunction with the Company's audited consolidated financial statements as of and for each of the years in the three year period ended September 30, 2001 included elsewhere herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

INVENTORIES

     2. Inventories at March 31, 2002 and September 30, 2001 consist of the following:

                                                              MARCH 31,    SEPTEMBER 30,
                                                                2002           2001
                                                              ---------    -------------
Raw materials and supplies..................................   $19,752        $27,753
Work in process.............................................    25,405         14,432
Finished goods..............................................    49,581         41,323
Inventory reserves..........................................    (5,448)        (1,544)
LIFO reserve................................................     5,657          3,801
                                                               -------        -------
                                                               $94,947        $85,765
                                                               =======        =======

ACQUISITION

     3. In the second quarter of fiscal 2002, the Company completed one acquisition. On February 1, 2002, Kerr Corporation, a subsidiary of SDS, acquired certain assets of Surgical Acuity, Inc. ("Surgical Acuity"), the leading manufacturer of magnification and fiber-optic lighting systems for the dental industry. Located in Middleton, Wisconsin, Surgical Acuity's magnification and lighting systems, marketed in the dental market under the Orascoptic Research brand, provide the magnification and illumination needed in performing many

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES dental procedures, and are frequently used by specialists in endodonics, cosmetic dentistry, orthodontics, periodontics, and prosthetic dentistry.

RESTRUCTURING CHARGES

     4. In September 2001, the Company recorded a restructuring charge of approximately $2.4 million ($1.5 million after tax) consisting primarily of severance and termination for approximately sixty-three employees located at Ormco's San Diego, California manufacturing facility as a result of the closing of this facility. Of the $2.4 million restructuring charge, approximately $1.7 million is a cash related charge for severance and contractual obligations, while the balance of approximately $0.7 million represents non-cash charges related to exited capital and other assets. SDS believes that the planned sale of the San Diego manufacturing facility will offset the restructuring charge. The proceeds from the planned gain on the sale will be used to pay down debt and reduce interest charges. Work functions currently performed at the facility will be absorbed into the Ormco Glendora, California facility. The closing is expected to be completed by June 30, 2002.

     In September 2000, the Company recorded a restructuring charge of approximately $9.3 million ($5.8 million after tax) consisting primarily of exited product lines (approximately $5.3 million, $1.7 million and $0.6 million in the Orthodontics, Professional Dental and Infection Prevention business segments, respectively), and severance and termination for approximately sixty-five employees (fifty-six located at the Metrex Research Corporation facility in Parker, Colorado, eight located at the Ormco facility in San Diego, California, and one located at the Ormco facility in Amersfort/Europe), as a result of the 2000 restructuring plan. Of the $9.3 million restructuring charge, approximately $7.8 million represented non-cash charges related to the exited products and capital, while the balance of approximately $1.5 million is a cash related charge for severance and contractual obligations. The Company completed the 2000 restructuring plan in the first quarter of 2002, along with the remainder of the cash charges.

     In June 1998, SDS recorded a restructuring charge of approximately $14.6 million (approximately $10.7 million after tax) for the rationalization of certain acquired companies, combination of certain duplicate production facilities, movement of certain customer service and marketing functions, and the exiting of several product lines.

     The 2001 restructuring charge activity since September 30, 2001 and its components are as follows:

                                               LEASE     SHUT-DOWN   INVENTORY   FIXED            CONTRACTUAL
                                  SEVERANCE   PAYMENTS     COSTS     WRITE-OFF   ASSETS    TAX    OBLIGATIONS   OTHER   TOTAL
                                  ---------   --------   ---------   ---------   ------   -----   -----------   -----   ------
                                     (A)        (B)         (B)         (C)       (C)      (D)        (E)
2001 Restructuring Charge.......   $1,050      $  --       $  --       $  --      $250    $  --      $775       $325    $2,400
Fiscal 2001 Non-Cash Charges....       --         --          --          --       250       --       100        300       650
                                   ------      -----       -----       -----      ----    -----      ----       ----    ------
September 30, 2001 and March 31,
  2002 balances.................   $1,050      $  --       $  --       $  --      $ --    $  --      $675       $ 25    $1,750
                                   ======      =====       =====       =====      ====    =====      ====       ====    ======

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

     The 2000 restructuring charge activity since September 30, 2000 and its components are as follows:

                                               LEASE     SHUT-DOWN   INVENTORY   FIXED            CONTRACTUAL
                                  SEVERANCE   PAYMENTS     COSTS     WRITE-OFF   ASSETS    TAX    OBLIGATIONS   OTHER   TOTAL
                                  ---------   --------   ---------   ---------   ------   -----   -----------   -----   ------
                                     (A)        (B)         (B)         (C)       (C)      (D)        (E)
2000 Restructuring Charge.......   $1,300      $  --       $  --      $7,600      $200    $  --      $100       $100    $9,300
Fiscal 2000 Non-Cash Charges....       --         --          --       7,600       200       --        --         --     7,800
                                   ------      -----       -----      ------      ----    -----      ----       ----    ------
September 30, 2000 balance......    1,300         --          --          --        --       --       100        100     1,500
Fiscal 2001 Cash Payments.......    1,175         --          --          --        --       --        75        100     1,350
                                   ------      -----       -----      ------      ----    -----      ----       ----    ------
September 30, 2001 balance......      125         --          --          --        --       --        25         --       150
Fiscal 2002 Cash Payments.......      125         --          --          --        --       --        25         --       150
                                   ------      -----       -----      ------      ----    -----      ----       ----    ------
March 31, 2002 balance..........   $   --      $  --       $  --      $   --      $ --    $  --      $ --       $ --    $   --
                                   ======      =====       =====      ======      ====    =====      ====       ====    ======

     The 1998 restructuring charge activity since June 30, 1998 and its components are as follows:

                                                                 INVENTORY
                                           LEASE     SHUT-DOWN    WRITE-     FIXED           CONTRACTUAL
                              SEVERANCE   PAYMENTS     COSTS        OFF      ASSETS   TAX    OBLIGATIONS   OTHER     TOTAL
                              ---------   --------   ---------   ---------   ------   ----   -----------   ------   -------
                                 (A)        (B)         (B)         (C)       (C)     (D)        (E)
1998 Restructuring Charge...   $4,300       $300       $400       $4,600     $1,300   $700      $900       $2,100   $14,600
Fiscal 1998 Cash Payments...    1,800         --        100           --         --     --       300        1,400     3,600
Fiscal 1998 Non-Cash
  Charges...................       --         --         --        4,600      1,300     --        --           --     5,900
                               ------       ----       ----       ------     ------   ----      ----       ------   -------
September 30, 1998
  balance...................    2,500        300        300           --         --    700       600          700     5,100
Fiscal 1999 Cash Payments...    1,300        300        300           --         --     --       300          400     2,600
Adjustments (a).............    1,200         --         --           --         --     --        --           --     1,200
                               ------       ----       ----       ------     ------   ----      ----       ------   -------
September 30, 1999
  balance...................       --         --         --           --         --    700       300          300     1,300
Fiscal 2000 Cash Payments...       --         --         --           --         --     --       300          100       400
                               ------       ----       ----       ------     ------   ----      ----       ------   -------
September 30, 2001 and March
  31, 2002 balances.........   $   --       $ --       $ --       $   --     $   --   $700      $ --       $  200   $   900
                               ======       ====       ====       ======     ======   ====      ====       ======   =======

---------------
(a) Amount represents the 2001 restructuring charge for severance and termination costs for approximately 63 employees at the Ormco San Diego facility, whose employment will be terminated as a result of the September 2001 restructuring plan (all of whom were notified before September 30, 2001 of the intent to terminate their employment). The planned sale of the Ormco San Diego facility is expected to offset the cost of closing the facility. The closing of the facility is expected to be completed by June 30, 2002. The 2000 restructuring charge represents severance and termination costs for approximately 65 employees whose employment was terminated (primarily at the Metrex facility in Parker, Colorado) as a result of the 2000 restructuring plan. As of September 30, 2001 all employment terminations were completed under the 2000 restructuring plan. The 1998 restructuring charge represents severance and termination costs for approximately 165 employees (primarily sales and marketing personnel). As of March 31, 2002, 154 employees have been terminated as a result of the 1998 restructuring plan. An adjustment of approximately $1.2 million was made in fiscal 1999 to adjust the accrual primarily representing over accruals for anticipated costs associated with outplacement services, accrued fringe benefits, and severance associated with employees who were previously notified of termination and subsequently filled other Company positions. No additional employees will be terminated under this restructuring plan.

(b) Amount represents lease payments and shutdown costs on exited facilities.

(c) Amount represents write-offs of inventory and fixed assets associated with discontinued product lines.

(d) Amount represents a statutory tax relating to assets transferred from an exited sales facility in Switzerland.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

(e) Amount represents certain terminated contractual obligations.

SEGMENT INFORMATION

     5. The Company's operating subsidiaries are engaged in the manufacture and sale of dental, orthodontics and infection prevention products in the United States and other countries. The Company's products are categorized in the following business segments: a) Professional Dental, b) Orthodontics and c) Infection Prevention.

     Information on these business segments is summarized as follows:

                                       PROFESSIONAL                  INFECTION
                                          DENTAL      ORTHODONTICS   PREVENTION   ELIMINATIONS   TOTAL SDS
                                       ------------   ------------   ----------   ------------   ---------
THREE MONTHS ENDED MARCH 31, 2002
Revenues:
  External customer..................    $69,175        $46,369        $9,150       $    --      $124,694
  Intersegment (a)...................        193          2,093             5        (2,291)           --
     Total revenues..................     69,368         48,462         9,155        (2,291)      124,694
Gross profit.........................     40,143         26,184         5,176            --        71,503
Selling, general and
  administrative.....................     21,143         16,986         3,997            --        42,126
Operating income.....................     19,000          9,198         1,179            --        29,377
THREE MONTHS ENDED MARCH 31, 2001
Revenues:
  External customer..................    $59,147        $47,246        $6,450       $    --      $112,843
  Intersegment (a)...................        553          1,766             1        (2,320)           --
     Total revenues..................     59,700         49,012         6,451        (2,320)      112,843
Gross profit.........................     33,104         27,580         3,339            --        64,023
Selling, general and
  administrative.....................     16,780         16,149         3,052            --        35,981
Operating income.....................     16,324         11,431           287            --        28,042

---------------
(a) Includes the elimination of intergroup activity in the three months ended March 31, 2002 and 2001.

                                       PROFESSIONAL                  INFECTION
                                          DENTAL      ORTHODONTICS   PREVENTION   ELIMINATIONS   TOTAL SDS
                                       ------------   ------------   ----------   ------------   ---------
SIX MONTHS ENDED MARCH 31, 2002
Revenues:
  External customer..................    $120,246       $86,448       $15,765       $    --      $222,459
  Intersegment (a)...................         520         3,888             8        (4,416)           --
     Total revenues..................     120,766        90,336        15,773        (4,416)      222,459
Gross profit.........................      69,607        48,996         8,508            --       127,111
Selling, general and
  administrative.....................      36,990        33,310         7,007            --        77,307
Operating income.....................      32,617        15,686         1,501            --        49,804
Segment assets (as of March 31,
  2002)..............................     336,727       180,837        48,216            --       565,780

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

                                       PROFESSIONAL                  INFECTION
                                          DENTAL      ORTHODONTICS   PREVENTION   ELIMINATIONS   TOTAL SDS
                                       ------------   ------------   ----------   ------------   ---------
SIX MONTHS ENDED MARCH 31, 2001
Revenues:
  External customer..................    $108,487       $89,934       $12,880       $    --      $211,301
  Intersegment (a)...................         915         3,335             1        (4,251)           --
     Total revenues..................     109,402        93,269        12,881        (4,251)      211,301
Gross profit.........................      60,214        53,332         6,410            --       119,956
Selling, general and
  administrative.....................      32,151        33,088         6,016            --        71,255
Operating income.....................      28,063        20,244           394            --        48,701

---------------
(a) Includes the elimination of intergroup activity in the six months ended March 31, 2002 and 2001.

EARNINGS PER SHARE

     6. Basic earnings per share are calculated by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share are calculated by using the weighted average number of common shares outstanding adjusted to include the potentially dilutive effect of outstanding stock options. The basic weighted average number of shares outstanding were 37,918,209 and 35,136,095 for the quarters ended March 31, 2002 and 2001, respectively. For the six month periods ended March 31, 2002 and 2001, the basic weighted average number of shares outstanding were 37,906,240 and 35,122,241, respectively. The number of incremental fully diluted shares were 1,414,577 and 1,332,741 for the quarters ended March 31, 2002 and 2001, respectively. For the six month periods ended March 31, 2002 and 2001, the number of incremental fully diluted shares were 1,399,569 and 688,534, respectively, and represent the dilutive effect of options outstanding. The number of anti-dilutive shares for the quarter and six month period ended March 31, 2001 was 1,461. There were no anti-dilutive shares for the six month period ended March 31, 2002.

EXTRAORDINARY CHARGE

     7. The extraordinary item represents the SDS allocation of the write-off of Apogent's deferred financing fees associated with the termination of Apogent's credit agreement due to the spin-off.

UNAUDITED CONDENSED CONSOLIDATING FINANCIAL INFORMATION

     8. Below are the unaudited condensed consolidating balance sheet as of March 31, 2002 and the condensed consolidating statements of operations and statements of cash flows for the six month periods ended March 31, 2002 and March 31, 2001. Intercompany balances include receivables/payables incurred in the normal course of business in addition to investments and loans transacted by subsidiaries of the Company with other subsidiaries or the Company.

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEET

                                                             AS OF MARCH 31, 2002
                                   -------------------------------------------------------------------------
                                                                      NON
                                   SYBRON DENTAL    GUARANTOR      GUARANTOR
                                    SPECIALTIES    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                   -------------   ------------   ------------   ------------   ------------
                                                                (IN THOUSANDS)
ASSETS
Current assets:
  Cash and equivalents..........     $      1        $ (1,695)      $ 15,337      $      --       $ 13,643
  Accounts receivable, net......           --          54,144         33,118             --         87,262
  Inventories, net..............           --          72,939         22,008             --         94,947
  Other current assets..........           --          19,879          3,032             --         22,911
                                     --------        --------       --------      ---------       --------
       Total current assets.....            1         145,267         73,495             --        218,763
Property, plant and equipment,
  net...........................           --          35,614         34,392             --         70,006
Intangible assets, net..........           --         211,518         41,628             --        253,146
Deferred income taxes...........           --           9,397             --             --          9,397
Investment in subsidiaries......           --         (65,637)       138,058        (72,421)            --
Other assets....................           --          12,337          2,131             --         14,468
                                     --------        --------       --------      ---------       --------
       Total assets.............     $      1        $348,496       $289,704      $ (72,421)      $565,780
                                     ========        ========       ========      =========       ========
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities:
  Accounts payable..............     $     --        $  8,982       $  3,948      $      --       $ 12,930
  Current portion of long-term
     debt.......................           --          27,837            209             --         28,046
  Income taxes payable..........         (135)             12          5,867            325          6,069
  Accrued expenses and other
     current liabilities........           --          28,894         10,460             --         39,354
                                     --------        --------       --------      ---------       --------
       Total current
          liabilities...........         (135)         65,725         20,484            325         86,399
Long-term debt..................           --         319,508          4,427             --        323,935
Deferred income taxes...........           --          20,318            560             --         20,878
Other liabilities...............           --          12,416            465             --         12,881
Commitments and contingent
  liabilities:
  Stockholders' equity:
     Preferred stock............           --              --             --             --             --
     Common stock...............          379           3,944          7,081        (11,025)           379
Additional paid-in capital......       50,191         (49,889)       133,573        (58,598)        75,277
Retained earnings...............        3,546         (15,618)        75,681         (3,236)        60,373
Accumulated other comprehensive
  (loss)........................      (53,980)         (7,908)        47,433            113        (14,342)
                                     --------        --------       --------      ---------       --------
       Total stockholders'
          equity................          136         (69,471)       263,768        (72,746)       121,687
                                     --------        --------       --------      ---------       --------
       Total liabilities and
          stockholders'
          equity................     $      1        $348,496       $289,704      $ (72,421)      $565,780
                                     ========        ========       ========      =========       ========

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

                                                    FOR THE SIX MONTHS ENDED MARCH 31, 2002
                                   -------------------------------------------------------------------------
                                                                      NON
                                   SYBRON DENTAL    GUARANTOR      GUARANTOR
                                    SPECIALTIES    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                   -------------   ------------   ------------   ------------   ------------
                                                                (IN THOUSANDS)
Net sales.......................     $     --        $136,117       $90,758        $ (4,416)      $222,459
Cost of sales...................           --          45,701        54,009          (4,362)        95,348
                                     --------        --------       -------        --------       --------
  Gross profit..................           --          90,416        36,749             (54)       127,111
Selling, general and
  administrative expenses.......           --          55,224        22,113             (30)        77,307
                                     --------        --------       -------        --------       --------
Operating income................           --          35,192        14,636             (24)        49,804
Other income (expense):
  Interest expense..............           --         (13,493)         (110)             --        (13,603)
  Other, net....................           --           1,546        (1,907)             --           (361)
                                     --------        --------       -------        --------       --------
Income before income taxes......           --          23,245        12,619             (24)        35,840
Income taxes....................           --           9,327         4,651                         13,978
                                     --------        --------       -------        --------       --------
Net income......................     $     --        $ 13,918       $ 7,968        $    (24)      $ 21,862
                                     ========        ========       =======        ========       ========

                                                    FOR THE SIX MONTHS ENDED MARCH 31, 2001
                                   -------------------------------------------------------------------------
                                                                      NON
                                   SYBRON DENTAL    GUARANTOR      GUARANTOR
                                    SPECIALTIES    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                   -------------   ------------   ------------   ------------   ------------
                                                                (IN THOUSANDS)
Net sales.......................     $     --        $134,608       $ 80,944       $ (4,251)      $211,301
Cost of sales...................           --          47,571         47,971         (4,197)        91,345
                                     --------        --------       --------       --------       --------
  Gross profit..................           --          87,037         32,973            (54)       119,956
Selling, general and
  administrative expenses.......           --          49,166         20,733          1,356         71,255
                                     --------        --------       --------       --------       --------
Operating income................           --          37,871         12,240         (1,410)        48,701
Other income (expense):
  Interest expense..............           --         (16,641)           (62)            --        (16,703)
  Other, net....................           --             614           (170)          (774)          (330)
                                     --------        --------       --------       --------       --------
Income before income taxes and
  extraordinary item............           --          21,844         12,008         (2,184)        31,668
Income taxes....................           --          11,174          4,709         (3,057)        12,826
                                     --------        --------       --------       --------       --------
Income before extraordinary
  item..........................           --          10,670          7,299            873         18,842
Extraordinary item, net of
  tax...........................           --            (498)            --             --           (498)
                                     --------        --------       --------       --------       --------
Net income......................     $     --        $ 10,172       $  7,299       $    873       $ 18,344
                                     ========        ========       ========       ========       ========

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                    FOR THE SIX MONTHS ENDED MARCH 31, 2002
                                   -------------------------------------------------------------------------
                                                                      NON
                                   SYBRON DENTAL    GUARANTOR      GUARANTOR
                                    SPECIALTIES    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                   -------------   ------------   ------------   ------------   ------------
                                                                (IN THOUSANDS)
Cash flows (used in) provided by
  operating activities..........     $    (135)     $   5,113      $  12,922      $     (24)     $  17,876
                                     ---------      ---------      ---------      ---------      ---------
Cash flows from investing
  activities:
  Capital expenditures..........            --         (3,797)        (3,257)            --         (7,054)
  Proceeds from sales of
     property, plant, and
     equipment..................            --            502              3             --            505
  Net payments for businesses
     acquired...................            --         (8,235)            --             --         (8,235)
                                     ---------      ---------      ---------      ---------      ---------
     Net cash used in investing
       activities...............            --        (11,530)        (3,254)            --        (14,784)
                                     ---------      ---------      ---------      ---------      ---------
Cash flows from financing
  activities:
  Proceeds from long-term
     debt.......................            --        134,000            749             --        134,749
  Principal payments on
     long-term debt.............            --       (130,049)           (51)            --       (130,100)
  Proceeds from the exercise of
     stock options..............           481             --             --             --            481
  Other.........................           134           (134)            --             --             --
                                     ---------      ---------      ---------      ---------      ---------
     Net cash provided by
       financing activities.....           615          3,817            698             --          5,130
Effect of exchange rate changes
  on cash and cash
  equivalents...................            --            257         (3,179)            24         (2,898)
Net change in intercompany
  balances......................          (480)        (1,566)         2,046             --             --
                                     ---------      ---------      ---------      ---------      ---------
Net (decrease) increase in cash
  and cash equivalents..........            --         (3,909)         9,233             --          5,324
Cash and cash equivalents at
  beginning of period...........            --          2,216          6,103             --          8,319
                                     ---------      ---------      ---------      ---------      ---------
Cash and cash equivalents at end
  of period.....................     $      --      $  (1,693)     $  15,336      $      --      $  13,643
                                     =========      =========      =========      =========      =========
Supplemental disclosures of cash
  flow information:
  Cash paid during the period
     for interest...............            --         13,783              5             --         13,788
                                     =========      =========      =========      =========      =========
  Cash paid during the period
     for income taxes...........            --          9,205          3,306             --         12,511
                                     =========      =========      =========      =========      =========

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                    FOR THE SIX MONTHS ENDED MARCH 31, 2001
                                   -------------------------------------------------------------------------
                                                                      NON
                                   SYBRON DENTAL    GUARANTOR      GUARANTOR
                                    SPECIALTIES    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                   -------------   ------------   ------------   ------------   ------------
                                                                (IN THOUSANDS)
Cash flows (used in) provided by
  operating activities..........     $      --      $  19,346      $   5,217      $      --      $  24,563
                                     ---------      ---------      ---------      ---------      ---------
Cash flows from investing
  activities:
  Capital expenditures..........            --         (3,953)        (1,253)            --         (5,206)
  Proceeds from sales of
     property, plant, and
     equipment..................            --             41             40             --             81
  Net payments for businesses
     acquired...................            --         (1,596)            --             --         (1,596)
                                     ---------      ---------      ---------      ---------      ---------
     Net cash used in investing
       activities...............            --         (5,508)        (1,213)            --         (6,721)
                                     ---------      ---------      ---------      ---------      ---------
Cash flows from financing
  activities:
  Proceeds from long-term
     debt.......................            --        426,410             --             --        426,410
  Principal payments on
     long-term debt.............            --       (378,878)           (22)            --       (378,900)
  Proceeds from the exercise of
     stock options..............           585             --             --             --            585
  Net cash outflow to Apogent...            --        (63,719)            --             --        (63,719)
  Other.........................          (831)        (4,663)            --             --         (5,494)
                                     ---------      ---------      ---------      ---------      ---------
     Net cash used in financing
       activities...............          (246)       (20,850)           (22)            --        (21,118)
Effect of exchange rate changes
  on cash and cash
  equivalents...................            --          1,608         (1,242)            --            366
Net change in intercompany
  balances......................           246          3,053         (3,299)            --             --
                                     ---------      ---------      ---------      ---------      ---------
Net (decrease) increase in cash
  and cash equivalents..........            --         (2,351)          (559)            --         (2,910)
Cash and cash equivalents at
  beginning of period...........            --            438          5,345             --          5,783
                                     ---------      ---------      ---------      ---------      ---------
Cash and cash equivalents at end
  of period.....................     $      --      $  (1,913)     $   4,786      $      --      $   2,873
                                     =========      =========      =========      =========      =========
Supplemental disclosures of cash
  flow information:
  Cash paid during the period
     for interest...............            --         13,461           (169)            --         13,292
                                     =========      =========      =========      =========      =========
  Cash paid during the period
     for income taxes...........            --          3,386          2,664             --          6,050
                                     =========      =========      =========      =========      =========

SUBSEQUENT EVENT

     9. The Company has signed a commitment letter for a new credit facility. It would use the proceeds of the new credit facility and the proposed senior subordinated debt offering to replace the current credit facility. The anticipated benefits associated with the refinancing

                SYBRON DENTAL SPECIALTIES, INC. AND SUBSIDIARIES include, among others, establishing part of the capital structure long-term at an attractive rate, facilitation of financing for future acquisitions, greater liquidity, and reduced reliance on banks as a source of capital. The anticipated risks associated with the refinancing include, among others, refinancing costs which could reduce net income, the impact on the Company's hedging strategy and one-time charges associated with the replacement of the current credit facility. The Company anticipates having the new credit facility and senior subordinated debt in place by the end of the third fiscal quarter.